Media Contact:	Investor Contact:
Chris Toth EVC Group, Inc. 415-896-2005 ctoth@evcgroup.com	Dan Rumsey, Chief Restructuring Officer 408-866-3666 dan.rumsey@p-com.com

Doug Sherk, Jennifer Beugelmans EVC Group, Inc. 415-896-6820 jbeugelmans@evcgroup.com

P-COM ANNOUNCES MANAGEMENT TEAM CHANGES
Daniel Rumsey Appointed Chief Restructuring Officer

CAMPBELL, Calif., March 15, 2005 — P-Com, Inc. (OTC Bulletin Board: PCMC), a worldwide provider of broadband wireless access products and services to carriers, systems integrators and value added resellers, today announced that it has appointed Daniel Rumsey as its new Chief Restructuring Officer and Don Meiners as its President. Sam Smookler has resigned as President, CEO and member of the Board of Directors. Mr. Rumsey will assume Mr. Smookler’s principal executive officer responsibilities.

Mr. Rumsey, formerly the Vice President, General Counsel and Acting Chief Financial Officer, will report directly to the Board of Directors of P-Com. He has been a member of the P-Com senior executive team since March 2003, and in his newly expanded role will be responsible for executing the Company’s turnaround plan. Mr. Rumsey will continue to serve as P-Com’s principal accounting officer, responsible for filing all Securities and Exchange Commission-related documents, and will be assisted by P-Com’s corporate controller. Mr. Meiners, who will also report directly to the Board, was formerly the Vice President of Operations for P-Com and will be responsible for managing the day-to-day operations of the Company. He has held a variety of senior level management positions, including Vice President of Engineering, Vice President of Manufacturing and Vice President of Engineering Program Management since he joined P-Com in 1992.

“As we have stated in our recent communications, we are keenly focused on achieving profitability as soon as possible,” said George P. Roberts, Chairman of the Board and Founder of P-Com. “We believe that instituting this new management structure is a critical step we must take in order to achieve our goals more rapidly. At the same time, we appreciate Sam’s contribution to the Company during the past 1-1/2 years and we wish him the best in his future endeavors.

“This management team change and the new operating plan that the Company will be implementing during the next several months, underscore our commitment to reversing the recent slide in shareholder value, and creating a profitable enterprise capable of growing independently of external sources of financing,” said Mr. Roberts.

“Our management team is focused on running the business with an employee base, product lines and capital structure that will allow us to achieve our objectives as rapidly as possible” said Daniel Rumsey, Chief Restructuring Officer of P-Com. “In order to achieve these objectives, we will need the support of our preferred stockholders and major legacy creditors. We look forward to presenting the details of our comprehensive restructuring plan in the near future.”

About P-Com, Inc.
P-Com, Inc. develops, manufactures, and markets point-to-point and spread spectrum wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access and private networks including Security & Surveillance requirements. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit http://www.p-com.com or call 408-866-3660.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for P-Com’s markets and the demand for its products. Factors that could cause P-Com’s actual results to differ materially from these forward-looking statements include the Company’s ability to achieve positive cash flow given the Company’s existing and anticipated operating and other costs and current sales trends; the Company’s deteriorating cash position and its need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the Company’s ability to negotiate payment terms with its creditors, and settle outstanding litigation; the continued intense competition from leading telecommunications equipment and technology suppliers resulting in lower average selling prices; fluctuations in customer demand; reliance upon subcontractors; the ability of P-Com’s customers to finance their purchases; the timing of new technology and product introductions; and the risk of early obsolescence. Please refer to our reports and filings with the Securities and Exchange Commission, including our reports on Form 10-K, 10-Q and 8-K, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

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